Exhibit 99.906 CERT

OCM Mutual Fund

I, Gregory M. Orrell, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of OCM Mutual Fund for the period ended May 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of OCM Mutual Fund.

Date: July 28, 2025

/s/ Gregory M. Orrell
Gregory M. Orrell
President (Principal Executive Officer)

I, Steven Orrell, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of OCM Mutual Fund for the period ended May 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of OCM Mutual Fund.

Date: July 28, 2025

/s/ Steven Orrell
Steven Orrell
Secretary and Treasurer (Principal Financial Officer)